UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 16, 2017

Digital Power Corporation

(Exact Name of Registrant as Specified in Charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA	94538-3158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement

In connection with a purchase of a 28% undivided interest in real property located in Israel (“Property’), Digital Power Corporation’s subsidiary, Coolisys Technologies, Inc. (“Beneficiary”), entered into a Trust Agreement and Tenancy In Common Agreement with Roni Kohn, who owns a 72% interest in the Property, is the daughter of Mr. Amos Kohn, the Company’s President and Chief Executive Officer, and is an Israeli citizen. The Property was purchased to serve as a residence/office facility for the Company in order to oversee its European operations and to expand its business in the hi-tech industry located in Israel.

Trust Agreement

Under the Trust Agreement with an effective date May 14, 2017, the Beneficiary entered into a Trust Agreement with Roni Kohn (“Trustee”). Pursuant to the Trust Agreement, the Trustee will hold and manage Beneficiary’s undivided 28% interest in the Property. The trust will be in effect until it is terminated by mutual agreement of the parties. During the term of the trust, the Trustee will not sell, lease, sublease, transfer, grant, encumber, change or effect any other disposition with respect to the Property or the Beneficiary’s interest without the Beneficiary’s approval.

Tenancy-In-Common Agreement

On November 16, 2017, the Trustee and Beneficiary entered into a Tenancy-In-Common Agreement (“TIC Agreement”), that recognizes the Trustee has a 72% undivided interest and Beneficiary owns a 28% undivided interest in the Property.

Under the TIC Agreement, Beneficiary and its executive officers shall have the exclusive rights to use the Property for Beneficiary and its affiliates’ business operations. The Property shall be managed by the Trustee; however, Beneficiary shall approve all major decisions with respect to the long-term management, operation and control of the Beneficiary’s interests in the Property. Further, pursuant to the TIC Agreement, for each completed calendar month of employment of Mr. Kohn by the Company, Trustee shall have the right to purchase a portion of the Company’s interest in the Property. Such right shall fully vest at the end of five years of continuous employment and the Trustee shall have the right to purchase the Company’s 28% interest in the Property for a nominal value. The Company will amortize its $300,000 investment over ten years, subject to a cliff vesting after five years, and recognize a corresponding compensation expense during the vesting period. In the event that Kohn is not employed by the Company, the Company shall have the right to demand that the Trustee purchase the Company’s remaining interest in the Property Interest that was not subject to vesting (the Unvested Property Interest) for the fair value market value of such Unvested Property Interest in United States dollars.

The foregoing descriptions of the Trust Agreement and TIC Agreement are qualified in its entirety by reference to the full text of the Trust Agreement and TIC Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference in their entirety.

Item 9.01         Financial Statements and Exhibits

Exhibit
No.	Description

10.1	Trust Agreement
10.2	Tenancy-In-Common Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

Date: November 22, 2017	By:	/s/ Amos Kohn
Amos Kohn,
Chief Executive Officer
(Duly Authorized Officer)